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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE
SUBMITTED:  OCTOBER 17, 2000

FOR FURTHER INFORMATION, CONTACT:
MEDIA                                        ANALYSTS
-----                                        --------
DOROTHY BROWNLEY     (614) 480-4531          LAURIE COUNSEL      (614) 480-3878
                                             CHERI GRAY          (614) 480-3803


                          HUNTINGTON BANCSHARES REPORTS
                           THIRD QUARTER 2000 EARNINGS


         COLUMBUS, Ohio - Huntington Bancshares Incorporated (NASDAQ: HBAN; www.huntington.com) today reported third quarter earnings of $83.0 million, or $.33 per share, excluding a special charge, and corresponding year-to-date earnings of $284.7 million, or $1.14 per share. The third quarter results include $11.4 million, or $.03 per share, of securities gains, but exclude a previously announced after-tax charge of $32.5 million, or $.13 per share, to write-down residual values associated with Huntington's $3.0 billion auto lease portfolio. On this same basis, Huntington's return on average assets (ROA) was 1.15% in the three months just ended and its return on average equity (ROE) was 14.04%. ROA and ROE were 1.45% and 19.07%, respectively, in the third quarter one year ago. On a year-to-date basis for 2000, ROA was 1.32% and ROE was 16.87%, compared with a ROA of 1.43% and a ROE of 19.01% for the same nine months of the prior year.
         Including the special charge, net income was $50.5 million for the quarter and $252.2 million for the first nine months of the year; earnings per share were $.20 and $1.01, respectively. In the same periods last year, net income totaled $105.6 million, or $.41 per share, and $307.1 million, or $1.20 per share.
         "This quarter's net income and earnings per share levels, while reductions from previous quarters, represent a base of core earnings from which Huntington will grow," said Frank Wobst, chairman and chief executive officer of Huntington Bancshares Incorporated. "We have a

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strengthened management team recently organized into a line of business structure, expanded product lines and a disciplined sales focus across all lines of business. These factors, together with strategic technology investments we have made, should increase top-line revenue and shareholder value."
         For comparative purposes versus prior periods, all subsequent growth rates in this release exclude the current period's special charge and are adjusted for the impact of the recent Empire Banc Corporation and J. Rolfe Davis Insurance Agency acquisitions, securitization activities, and the fourth quarter 1999 credit card sale.
         Total managed loans increased at an annualized rate of 9% from the second quarter and were up 10% versus the third quarter of 1999. Growth rates in the consumer portfolio were 22% linked quarter annualized and 17% on a year-over-year basis, driven by home equity credit lines and automobile loans. Commercial loans declined from the previous quarter, but were up 4% from a year ago.
         Customer demand for the new Premier deposit accounts, which are variable rate accounts designed to attract larger deposit relationships, has been strong, with $2.0 billion in balances at September 30 and an attractive average balance per customer account of $14,000. In addition, Huntington further refined its deposit product set in the third quarter by adding free checking and introducing money manager relationship products, which reward customers with tailored deposit pricing, product options and fee waivers based on the customer's total banking and investment relationship with Huntington. Third quarter total core deposits were consistent with second quarter and last year's third quarter levels.
         The net interest margin increased two basis points to 3.74% for the third quarter following three consecutive quarters of decline. Net interest income totaled $235.9 million in the recent three months, compared with $232.8 million in the second quarter of 2000, representing an annualized increase of 7%, indicative of solid loan growth and improved core funding.
         Non-interest income for the quarter was $121.7 million, including securities gains. Non-interest income (before securities gains) increased 3% from the third quarter of last year, excluding mortgage banking revenues, which declined because of higher interest rates.

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Huntington continues to see strength in both electronic banking and insurance income, two areas of particular focus. Electronic banking was up 15% from the 1999 third quarter, while insurance income was up 13% for the same period.
         Non-interest expense totaled $213.6 million in the third quarter, compared with $198.1 million in the second quarter and $206.2 million one year ago. Excluding the impact of acquisitions, expenses increased 2% versus one year ago, driven primarily by higher facility and equipment costs related to the new operations center opened in the fall of 1999 and other expansion-related activities.
         Credit quality, as measured by non-performing assets, improved slightly during the quarter, but charge-offs increased. Non-performing assets declined $6.6 million to $88.5 million in the recent three months, representing .44% of total loans plus other real estate at September 30 versus .46% in the second quarter 2000 and .47% in the third quarter 1999. At quarter-end, the allowance for loan losses remained at 1.45% of total loans, consistent with the prior quarter and only slightly lower than 1.48% at September 30, 1999. Coverage of non-performing assets increased slightly to 327% versus 307% in the previous quarter and 316% for the third quarter a year ago.
         Net charge-offs on a managed basis for the third quarter totaled .45% of average loans, up from .30% in the previous quarter. Consumer charge-offs increased from .46% in the prior quarter to .68% in the current quarter. Credit losses in the commercial portfolio were .24% in the current quarter, an increase from .15% in the previous quarter and .18% a year ago. Consumer and commercial loss experience in the quarter is within management's range of acceptable parameters given the portfolio mix. These increases should be viewed in the context of the unusually low charge-offs reported in the second quarter.
         Huntington's capital position continued to be strong, with average equity equal to 8.20% of average assets in the quarter just ended versus 7.63% a year earlier. In addition, Huntington's capital ratios continue to exceed regulatory requirements for a "well-capitalized" institution.

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         A conference call to discuss third quarter results will be held today at 2:00 p.m. Eastern and will be available via a live Internet Webcast at www.vcall.com. The slides for the conference call, along with management's comments, will be filed with the Securities and Exchange Commission on Form 8-K.
         A version of this press release containing supplemental tables is available via PR Newswire's Fax-on-Demand system. Please call (800) 753-0352 and enter extension 756. The financial tables are also included in the 8-K mentioned above. For faxed copies of all other news releases, please call (800) 758-5804 extension 423276.
         Huntington Bancshares Incorporated is a $29 billion regional bank holding company headquartered in Columbus, Ohio. Through its affiliated companies, Huntington has over 134 years of serving the financial needs of its customers. Huntington provides innovative products and services through over 600 offices in Florida, Indiana, Kentucky, Maryland, Michigan, New Jersey, Ohio and West Virginia. International banking services are made available through the headquarters office in Columbus and additional offices located in the Cayman Islands and Hong Kong. Huntington also offers products and services online at www.huntington.com; through its technologically advanced, 24-hour telephone bank, and through its network of more than 1,400 ATMs.

FORWARD-LOOKING STATEMENT DISCLOSURE:

         This press release contains certain forward-looking statements, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; the successful integration of acquired businesses; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure.

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                       HUNTINGTON BANCSHARES INCORPORATED
                        CONSOLIDATED COMPARATIVE SUMMARY
                    (in thousands, except per share amounts)

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                                             CONSOLIDATED RESULTS OF OPERATIONS
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                                            THREE MONTHS ENDED                           NINE MONTHS ENDED
                                              SEPTEMBER 30,                                 SEPTEMBER 30,
                                          ---------------------      CHANGE          ------------------------     CHANGE
                                            2000         1999          %                2000          1999           %
                                          --------     --------      -------         ----------    ----------     -------

   Interest Income                        $535,791     $516,294        3.8 %         $1,570,844    $1,510,486       4.0 %
   Interest Expense                        299,922      247,863       21.0              861,478       721,386      19.4
                                          --------     --------                      ----------    ----------
   Net Interest Income                     235,869      268,431      (12.1)             709,366       789,100     (10.1)
   Provision for Loan Losses                26,396       22,076       19.6               57,931        68,407     (15.3)
   Securities and Securitization Gains      11,379          537       N.M.               32,127         5,067      N.M.
   Non-Interest Income                     110,273      115,117       (4.2)             330,883       337,735      (2.0)
   Non-Interest Expense                    213,585      206,189        3.6              611,767       610,433       0.2
   Special Charge                           50,000           --       N.M.               50,000            --      N.M.
   Provision for Income Taxes               17,010       50,233      (66.1)             100,454       145,928     (31.2)
                                          --------     --------                      ----------    ----------
   NET INCOME                             $ 50,530     $105,587      (52.1)%         $  252,224    $  307,134     (17.9)%
                                          ========     ========                      ==========    ==========
   OPERATING EARNINGS (1)
     Net Income                           $ 83,030     $105,587      (21.4)%         $  284,724    $  307,134      (7.3)%
                                          ========     ========                      ==========    ==========
     Net Income per Common Share (2)
      Diluted                                $0.33        $0.41      (19.5)%              $1.14         $1.20      (5.0)%
      Diluted--Cash Basis (3)                $0.36        $0.44      (18.2)%              $1.24         $1.29      (3.9)%
     Return On:
      Average Total Assets                    1.15 %       1.45 %                          1.32 %        1.43 %
      Average Shareholders' Equity           14.04 %      19.07 %                         16.87 %       19.01 %

   PER COMMON SHARE AMOUNTS - REPORTED (2)

     Net Income per Common Share--Diluted    $0.20        $0.41      (51.2)%              $1.01         $1.20     (15.8)%
     Cash Dividends Declared                 $0.20        $0.18       11.1 %              $0.56         $0.50      12.0 %

     Shareholders' Equity (period end)       $9.10        $8.54        6.6 %              $9.10         $8.54       6.6 %

   AVERAGE COMMON SHARES - DILUTED (2)     252,033      255,216       (1.2)%            248,909       256,138      (2.8)%

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                                                   KEY PERFORMANCE RATIOS
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                                              THREE MONTHS ENDED                            NINE MONTHS ENDED
                                                 SEPTEMBER 30,                                 SEPTEMBER 30,
                                             --------------------                         ---------------------
                                               2000         1999                            2000          1999
                                             -------      -------                         -------       -------
   Return On:
     Average Total Assets                     0.70 %       1.45 %                          1.17 %        1.43 %
     Average Shareholders' Equity             8.55 %      19.07 %                         14.94 %       19.01 %
   Efficiency Ratio                          58.38 %      51.02 %                         55.71 %       51.36 %
   Net Interest Margin                        3.74 %       4.22 %                          3.74 %        4.18 %
   Average Equity/Average Assets              8.20 %       7.63 %                          7.84 %        7.54 %

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                                         CONSOLIDATED STATEMENT OF CONDITION DATA
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                                          THREE MONTHS ENDED                             NINE MONTHS ENDED
                                             SEPTEMBER 30,                                 SEPTEMBER 30,
                                       -------------------------   CHANGE            ------------------------   CHANGE
                                           2000         1999          %                 2000          1999         %
                                       -----------   -----------   ------            -----------  -----------   ------
   Average Total Loans                 $20,623,133   $20,263,344       1.8 %         $20,728,548  $19,945,422       3.9 %
   Average Total Deposits              $19,782,512   $19,199,254       3.0           $19,749,348  $19,134,744       3.2
   Average Total Assets                $28,697,506   $28,800,585      (0.4)          $28,742,341  $28,652,586       0.3
   Average Shareholders' Equity        $ 2,351,914   $ 2,196,977       7.1           $ 2,254,590  $ 2,159,948       4.4

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                                     REGULATORY CAPITAL RATIOS (4) AND ASSET QUALITY
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                                                  AT                                                               AT
                                             SEPTEMBER 30,                                                   SEPTEMBER 30,
                                         -------------------                                             ----------------------
                                          2000          1999                                                2000        1999
                                         ------        -----                                             ----------  ----------
  Tier I Risk-Based Capital               7.19%        7.32%       Non-performing loans (NPLs)           $ 76,512    $ 78,250
                                                                   Total non-performing assets (NPAs)    $ 88,494    $ 93,322
  Total Risk-Based Capital               10.62%       10.62%       Allowance for loan losses/total loans     1.45 %      1.48 %
                                                                   Allowance for loan losses/NPLs          385.15 %    377.78 %
  Tier I Leverage                         6.80%        6.58%       Allowance for loan losses and other
                                                                    real estate/NPAs                       326.77 %    315.82 %
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  (1) Reported results, as adjusted, exclude the impact of the 3Q 2000 special charge, net of        (4) Estimated.
      related taxes.                                                                                 N.M. - Not Meaningful.
  (2) Adjusted for the ten percent stock dividend distributed July 2000.
  (3) Tangible or "Cash Basis" net income excludes amortization of goodwill and other intangibles, net of income taxes.
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